UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): August 3, 2010

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

8000 West Florissant Avenue
St. Louis, Missouri	63136
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

Quarterly Results Press Release

On August 3, 2010, a press release was issued regarding the third quarter 2010 results of Emerson Electric Co. (the “Company”). A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The reasons management believes that these non-GAAP financial measures provide useful information are set forth in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change.  Trailing 3-month average versus prior year.)

	April ‘10	May ‘10	June ‘10
Process Management	+5 to +10	-5	0
Industrial Automation	>+20	>+20	>+20
Network Power	+5 to +10	+5 to +10	+10
Climate Technologies	>+20	>+20	>+20
Appliance and Tools	+5 to +10	+5 to +10	+5 to +10
Total Emerson	+15 to +20	+10 to +15	+10 to +15

June 2010 Order Comments:

Order growth remained strong for the three months ended in June versus a period of easier comparisons in the prior year.  Currency exchange rates negatively impacted orders by approximately 5 percentage points.  Excluding currency, the trailing three-month underlying order growth rate improved again and was at the highest level since orders turned positive in February.

Process Management trailing three-month underlying orders excluding currency strengthened as MRO demand continued.  Currency exchange rates negatively impacted orders by approximately 11 percentage points.  Project orders have increased, mainly focused on small and medium size projects.  Mega-project quoting activity has increased, but is not expected to have an impact until later in 2011.

Industrial Automation order growth remained very high across all businesses, with particular strength in the power generating alternators, electrical drives, and power transmission businesses.

Orders for Network Power continued to strengthen and were up 10 percent.  Growth in the embedded power, inbound power and embedded computing businesses was partially offset by modest declines in the network power business in Asia.  Excluding the currency impact, modest growth resumed in the uninterruptible power supply and precision cooling business.

Climate Technologies trailing three-month orders remained strong globally, but order growth is moderating as Climate Technologies moves into a period of more difficult comparisons.  Key drivers of order growth are broad strength across Asian end markets, as well as European refrigeration, North American residential replacement and stationary refrigeration, and global transport end markets.

Appliance and Tools order growth remained in the 5 to 10 percent range.  Growth in the tools, motors and appliance businesses was partially offset by weakness in the residential storage business.

Upcoming Investor Events:

Emerson senior management will discuss the Company’s third quarter 2010 results during an investor conference call that will be held on Tuesday, August 3, 2010.  The call will begin at 2:00 p.m. Eastern Daylight Time (1:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.Emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website.

August 31, 2010 – Morgan Stanley Global Industrials Unplugged Conference
Location:  The New York Palace Hotel in New York City
Time:  9:00 a.m. to 9:40 a.m. Eastern Daylight Time
Presenter: Edward L. Monser, Chief Operating Officer

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Item 9.01.   Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description of Exhibits

99.1	Emerson’s August 3, 2010 Press Release announcing its third quarter 2010 results.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: August 3, 2010	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Emerson’s August 3, 2010 Press Release announcing its third quarter 2010 results.